UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2010

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 though 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 14, 2010, Rimage Corporation (the “Company”) entered into a Transition and Release Agreement (the “Agreement”) with Robert M. Wolf, the Company’s Chief Financial Officer, following Mr. Wolf’s notice to the Company that he intends to leave that position.  The Agreement was recommended by the Compensation Committee of the Board of Directors of the Company and was approved by the Board of Directors.  The Agreement supersedes the Amended and Restated Severance/Change in Control Letter Agreement dated as of December 22, 2008 between Mr. Wolf and the Company (the “Prior Agreement”).  A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.

Pursuant to the Agreement, Mr. Wolf agreed to remain employed on a full-time basis up to October 31, 2010 (the “Transition Period”), during which time the Company expects to hire a new Chief Financial Officer.  If a new Chief Financial Officer is appointed prior to October 31, 2010, Mr. Wolf will continue to remain employed by the Company for period of time in order to facilitate the transition of the new Chief Financial Officer and to provide other services as may be requested by the Board of Directors.  However, the Company may terminate the Transition Period upon fourteen (14) days’ written notice, with or without cause.  The effective date of termination of the Transition Period will be the effective date of the termination of Mr. Wolf’s employment with the Company.

Following the date of termination of Mr. Wolf’s employment, the Company will pay Mr. Wolf any earned but unpaid base salary and any earned but unused vacation and/or personal time, in accordance with Company’s standard payroll practices.  The Agreement was designed to provide Mr. Wolf benefits substantially similar to those under the Prior Agreement as if he were terminated without cause, while recognizing Mr. Wolf’s role in providing transition services to the Company.  As with the Prior Agreement, Mr. Wolf will provide the Company with a full release from all claims in the form specified in the Agreement and will continue to be bound by a covenant not to compete.  In consideration of these factors and the commitments made in the Agreement, the Company will pay Mr. Wolf a lump sum severance payment equal to $324,450 within specified time periods following his termination and the Company will continue to pay the employer portion of COBRA coverage for Mr. Wolf for a period of twelve months.  The Agreement also provides that the Company may delay the severance payment to Mr. Wolf to comply with Section 409A of the Internal Revenue Code.

Mr. Wolf continues to be bound by the non-disclosure and non-competition agreement entered into November 5, 2004 with the Company.  The Company will have no obligation to provide Mr. Wolf with any lump sum payment or to make continuing insurance coverage payments if Mr. Wolf breaches the provisions of the non-disclosure and non-competition agreement. Additionally, any options held by Mr. Wolf will continue on their current terms without modification.

The Company announced this transition in leadership by a press release issued on November 14, 2010, which is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Transition and Release Agreement dated June 14, 2010 by and between Robert M. Wolf and Rimage Corporation

99.1	Press Release issued by Rimage Corporation on June 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black Chief Executive Officer

Date:  June 14, 2010